Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-8 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
December 20, 2002